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                                                                   EXHIBIT 10.13


                               ALLIANCE AGREEMENT

     This Alliance Agreement ("Agreement"), dated as of June 21, 1999, is by and between PETROCHEMNET HOLDINGS, INC., a Delaware corporation
("PetroChemNet"), and DEWITT & COMPANY INCORPORATED, a newly-formed Texas corporation ("DeWitt").

                                    RECITALS

     This Agreement outlines our mutual objectives in entering into an ongoing Strategic Alliance between the parties hereto, following the anticipated reorganizations transactions consummated on or about the date hereof involving PetroChemNet, DeWitt, the stockholders of DeWitt and certain other parties. As a result of those reorganizations transactions, among other things, PetroChemNet acquired CheMatch, Inc., a Texas corporation ("CheMatch"). The purposes of this Agreement include fostering the growth and development of PetroChemNet and DeWitt, among others.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged:

1. DeWitt will place its products on a DeWitt branded channel on the PetroChemNet Information Platform, directly accessible at "dewitt.petrochem.net" to provide analysis, information and consulting services on an appropriate fee sharing basis.

2. DeWitt will provide Trading Analysis and Support on the PetroChemNet Trading Platform (formerly CheMatch). These services will be provided on a fee sharing basis with the anticipation that the share to PetroChemNet will be significantly lower than for items presented on the Information Platform.

3. PetroChemNet will develop a Tier One Level of service for the exclusive purpose of providing DeWitt's Trading Analysis and Support directly to Trading Platform users, subject to a first right of refusal provision as defined below. Tier One Level will be defined as the only level from which actual data and/or commentary can be accessed directly (one toggle away) from the actual Trading Platform screen.

4. Both DeWitt and PetroChemNet acknowledge that PetroChemNet will provide other links from the sales and trading platform on a Tier Two basis to its own information and analysis, and to other information, analysis and services as may be useful to the value of the sales and trading activity. Tier Two basis shall mean that a menu screen describing other data and/or commentary available will be accessible from the trading screen but not the actual data and/or commentary screen itself.

5. Tier One exclusivity for Dewitt will be subject to a first right of refusal. For those product areas included or planned for inclusion on a Trading Platform which are not yet covered by a DeWitt Consulting Service, DeWitt will be granted a right of first refusal to broaden its consulting line to match new PetroChemNet product additions. DeWitt agrees to develop such products and services at its expense. Both parties agree to provide reasonable notice in relation to their interactions in this area.

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6.   PetroChemNet will grant Dewitt access to trading information and screens
     (in preference to other consulting companies only) for product areas for which DeWitt provides online information. PetroChemNet retains the right to offer such trading pricing and other information from Trading Platform activities to third parties that are not competitors of Dewitt.

7. DeWitt agrees to use reasonable commercial efforts to assist in the promotion of membership participation, liquidity, and usage of the PetroChemNet Trading Platform. To this end DeWitt will allow its client lists to be used via offering CheMatch trading to all clients of the appropriate associated DeWitt Services.

8. Dewitt retains the right to offer or deliver its Consulting Services via other alternative marketing and/or delivery modes as may best fit its business objectives. DeWitt will not offer Trading Services for specific products on another competitive Trading Platform as long as those products are being significantly traded on PetroChemNet.

9. All DeWitt Consulting Services and the new Trading Services provided by DeWitt on the Trading Platforms and the content thereof remain the express property of Dewitt and may not be sold or distributed in any manner other than outlined in this Agreement.

10. Both parties recognize that there will be costs involved in bringing DeWitt products and services into the PetroChem.net system. Both agree that costs to develop, produce, and market DeWitt's basic Services will be undertaken by the parties to reflect reasonable burden sharing related to making the products and services available over the PetroChem.net system. For the new Trading Analysis and Support services, PetroChemNet will share a reasonable burden for staff as it relates to the ongoing input and screen maintenance for the Trading platform.

11. PetroChemNet may terminate this Agreement upon the payment to DeWitt of $500,000 in cash. DeWitt may terminate this Agreement with or without cause on one year's prior written notice upon the payment to PetroChemNet of $60,000 at such final termination date. Upon any such termination, all rights and obligations under this Agreement shall terminate and be of no further force or effect.

12. In the event that either party (the "Non-Defaulting Party") believes that the other party hereto has failed to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto involving the subject matter of this Agreement, the Non-Defaulting Party may provide notice of such failure or a notice of such dispute to the other party and both parties agree to promptly meet and attempt to resolve that failure to perform or dispute in an amicable manner, before any action is brought by either party hereto in any court of competent jurisdiction regarding that matter.

13. Each of Teresa A. Acosta, Earl H. Armstrong and William P. Barry (the "Stockholders") join in the execution and delivery of this agreement exclusively for the purposes of this Section, and no others. None of them shall be personally liable for any action or omission of DeWitt under this Agreement except as provided in this Section. As additional consideration for PetroChemNet's entering into this




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Agreement, neither any Stockholder nor DeWitt shall, during the term of this
Agreement, directly or indirectly, for himself, herself or itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, supply for use on any Internet-based trading platform (a "Trading Platform") any daily trading analysis ("Daily Product Information") relating to any petrochemical or petrochemical-based product. Notwithstanding the foregoing, if a Stockholder and/or DeWitt in good faith wish, at any time during the term of this Agreement, to supply Daily Product Information for use on a Trading Platform with respect to any petrochemical or petrochemical-related product that neither PetroChemNet nor any of its affiliates (including CheMatch Inc., a Texas corporation, PetroChemNet, Inc., a Delaware corporation, and any of their respective successors or assigns (including any subsequent direct or indirect purchaser of the CheMatch On-Line system), all of whom, collectively with PetroChemNet, are sometimes referred to herein as a "PetroChemNet-related Party") is not then offering on a Trading Platform, then such party (a "Supplying Party") shall first provide to PetroChemNet written notice (the "Offer Notice") of the Supplying Party's wish to do the same, which Offer Notice shall set out the petrochemical or petrochemical-related product with respect to which the Supplying Party wishes to provide such information, and if the following provisions are complied with by that Supplying Party, it shall not be deemed a breach of the provisions set out above in this Section. The Supplying Party agrees that, during the 90-day period after delivery of an Offer Notice, it will not offer the Daily Product Information that was the subject of such Offer Notice to any party for use on a Trading Platform. During such 90-day period, the Holdings-related Parties shall have an exclusive right to determine whether or not they want to have the Supplying Party supply such Daily Product Information for use on the Holdings-related Parties' Trading Platform, which right will include an exclusive right in favor of the Holdings-related Parties to negotiate with the Supplying Party as to the terms thereof during that 90-day period. If an agreement is not reached between the Supplying Party and the relevant Holdings-related Party during that 90-day period, then the Supplying Party shall be free to engage in supplying such Daily Product Information to or for the benefit of any party, and the Holdings-related Parties shall be free to acquire such Daily Product Information from any other source or to develop such Daily Product Information itself, in any case, on any terms and conditions each such party deems acceptable in its sole and absolute discretion, which terms may be similar or dissimilar to those discussed by it with the other related party. Notwithstanding any provision of this Section or any other agreement to the contrary, including without limitation any provision of (including without limitation the indemnity provisions set out in Section 9 of) that certain Agreement and Plan of Reorganization, by and among the parties hereto, Fred B. Cook, PetroChemNet, Inc., a Delaware corporation, and a wholly-owned subsidiary of PetroChemNet which was merged into PetroChemNet, Inc., no Stockholder shall be personally liable for a breach of the covenants set out in this Section, nor shall he or she be obligated for any indemnity or contribution for a breach of the covenants set out in this Section, unless that Stockholder either alone or with any other person, persons, company, partnership, corporation or business of whatever nature, engaged (whether for himself or herself or on behalf of any such other person or party, and whether directly or indirectly) in the activity that first resulted in that breach of such covenants.

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         In general, PetroChemNet and DeWitt agree to explore and develop other joint business opportunities and relationships in other areas that are mutually agreed and beneficial. PetroChemNet and DeWitt anticipate that following the acquisition of CheMatch, PetroChemNet will, for a brief interim period, maintain appropriate office space in DeWitt's Office Suite in Houston for the purpose of sales, account management and customer support. Accordingly, DeWitt and PetroChemNet will enter into a Service Agreement and work jointly toward shared personnel and support facilities as appropriate. This approach should offer efficiencies and cost savings. Not withstanding this, PetroChemNet may, locate its facilities as it may, in its sole discretion, after reasonable notice is given.

Accepted and Agreed:




DEWITT & COMPANY INCORPORATED                PETROCHEMNET HOLDINGS, INC.


By: /s/ EARL H. ARMSTRONG                    By: /s/ JOHN A. BOHN, JR.
   --------------------------------             -------------------------------
   Earl H. Armstrong                            Name: John A. Bohn, Jr.
   As Its Authorized Vice President             As Its Authorized President



TERESA A. ACOSTA                             EARL H. ARMSTRONG


/s/ TERESA A. ACOSTA [BY EARL H. ARMSTRONG]  /s/ EARL H. ARMSTRONG
--------------------                         ---------------------

WILLIAM P. BARRY

/s/ WILLIAM P. BARRY
--------------------